Exhibit 10.6

(Multicurrency—Cross Border)

Form of ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of

[*] (ABN L[*]) (“Party A”)	and	[L*] (ABN L*]) in its capacity as trustee of the Series [*]-[*]G WST Trust (in that capacity, “Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.            Interpretation

(a)           Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)           Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)           Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.           Obligations

(a)          General Conditions.

(i)           Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)          Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)         Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)          Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)          Netting. If on any date amounts would otherwise be payable:—

(i)           in the same currency; and

(ii)          in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)           Deduction or Withholding for Tax.

(i)          Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)          promptly notify the other party (“Y”) of such requirement;

(2)          pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2 (d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)          promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)          if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)           the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)           the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)          Liability. If:—

(1)           X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)           X does not so deduct or withhold; and

(3)           a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)          Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.           Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)          Basic Representations.

(i)           Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)          Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)         No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)        Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)         Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)           Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)           Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)           Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

(e)           Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)           Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.           Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)           Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii)below, to such government or taxing authority as the other party reasonably directs:—

(i)           any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)          any other documents specified in the Schedule or any Confirmation; and

(iii)         upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)           Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)           Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)           Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)           Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.            Events of Default and Termination Events

(a)           Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)           Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)          Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)         Credit Support Default.

(1)           Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)           the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)           the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)         Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)          Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)        Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)       Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)      Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)           the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)           the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)           Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)           Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)           to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)           to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)          Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under

Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii)         Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4) (A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)         Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)          Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)           Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.            Early Termination

(a)           Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)           Right to Terminate Following Termination Event.

(i)           Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)          Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)         Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)         Right to Terminate. If:—

(1)           a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)           an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the

Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)          Effect of Designation.

(i)           If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)          Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)          Calculations.

(i)           Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)          Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)          Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i)           Events of Default. If the Early Termination Date results from an Event of Default:—

(1)           First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)           First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non- defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)           Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)           Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)          Termination Events. If the Early Termination Date results from a Termination Event:—

(1)           One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)           Two Affected Parties. If there are two Affected Parties:—

(A)           if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)           if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)         Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)        Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.           Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)          a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)          a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.            Contractual Currency

(a)           Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)           Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)           Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)          Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.           Miscellaneous

(a)          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)          Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)          Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)          Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)          Counterparts and Confirmations.

(i)           This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)           The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)           No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)          Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.          Offices; Multibranch Parties

(a)           If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)           Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)           If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.          Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.          Notices

(a)           Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)           if in writing and delivered in person or by courier, on the date it is delivered;

(ii)          if sent by telex, on the date the recipient’s answerback is received;

(iii)         if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)        if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)         if sent by electronic messaging system, on the date that electronic message is received,

unless the date of delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)          Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.         Governing Law and Jurisdiction

(a)          Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)          Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)           submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)          waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)           Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)           Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit,

(ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.          Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)           in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)           in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)           in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)           in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obligated to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)           the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)           such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

PARTY A

SIGNED on behalf of	)
[*]	)	Signature
by its attorney under power of attorney	)
in the presence of:	)
Print name

Witness

Print name

PARTY B

SIGNED on behalf of	)
[*]	)	Signature
by its attorney under power of attorney	)
in the presence of:	)
Print name

Witness

Print name

Westpac Cross Currency Swap

SCHEDULE

to the

Master Agreement

dated                       [*]

between [*] (ABN [*]) (“Party A”)

and [*] (ABN [*]) in its capacity as trustee of the Series [*] WST Trust (“Party B”)

and [*] (ABN [*]) (the "Trust Manager")

Part 1:  Termination Provision

(a)	“Specified Entity” in relation to:

(i)	Party A, is not applicable; and

(ii)	Party B, is not applicable.

(b)	(i) The following provisions of Section 5 will not apply to Party A:

Section 5(a)(ii)                                            Section 5(a)(v)                                           Section 5(b)(iv)

Section 5(a)(iii)                                           Section 5(a)(vi)

Section 5(a)(iv)                                           Section 5(b)(iii)

(ii)	The following provisions of Section 5 will not apply to Party B:

Section 5(a)(ii)                                            Section 5(a)(v)                                           Section 5(b)(iii)

Section 5(a)(iii)                                           Section 5(a)(vi)                                          Section 5(b)(iv)

Section 5(a)(iv)                                           Section 5(a)(viii)

(iii)	Replace Section 5(a)(i) and insert:

“(i)
Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00am on the tenth Local Business Day after notice of such failure is given to the party”;

(iv)	Section 5(b)(ii) will not apply to Party A as the Affected Party (subject to Part 5(4)(ii) of this Schedule).

(v)
The “Bankruptcy” provisions of Section 5(a)(vii) are replaced by “An Insolvency Event (as defined in the Master Trust Deed) has occurred in respect of the party.  In relation to Party A, the events described in the definition of Insolvency Event shall apply to it as if Party A were a relevant corporation referred to in that definition.  The occurrence of an Insolvency Event in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Business Days of that occurrence, Party B procures the novation of this Agreement and all Transactions to a third party in respect of which a Rating Notification has been given by the Trust Manager and Party A agrees that it will execute such a novation agreement in standard AFMA form”.

Cross Currency Swap	Class [*]

(vi)	The application of Section 5(b)(i) will be restricted as set out in Part 5(4) of this Schedule.

(c)	The “Automatic Early Termination” provisions in Section 6(a) will not apply to Party A nor Party B.

(d)	“Payment on Early Termination”. For the purposes of Section 6(e) of this Agreement:

(i)	Market Quotation will apply; and

(ii)	the Second Method will apply.

(e)	“Termination Currency” means US Dollars for payments to be made by Party A and Australian dollars for payments to be made by Party B.

(f)	“Additional Termination Event” means the occurrence of any of the following:

(i)
an Event of Default (as defined in the Security Trust Deed) occurs and an Extraordinary Resolution of the Voting Mortgagees (as defined in the Security Trust Deed) is passed directing the Security Trustee to exercise rights under clause 9 of the Security Trust Deed, in which case Party B shall be the Affected Party; or

(ii)	an event described as an "Additional Termination Event" in Part 5(9)(j)(i) applies.

Cross Currency Swap	Class [*]

Part 2:  Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant government revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)	the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

(ii)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party B and Party A each makes the following representation:

It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

Exhibit 10.6

Westpac Cross Currency Swap

Part 3.  Documents To Be Delivered

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents as applicable:

(a)           Tax Forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which document to be delivered
Party A and Party B
Any document or certificate reasonably required or reasonably requested by a party in connection with its obligations to make a payment under this Agreement which would enable that party to make the payment free from any deduction or withholding for or on account of Tax or as would reduce the rate at which deduction or withholding for or on account of Tax is applied to that payment as requested by Party A with respect to any payments received by Party B.
As soon as reasonably practicable following the earlier of (a) the relevant party learning that such document or certificate is required and (b) a request by other party.

(b)           Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which document to be delivered
Party A and Party B	A legal opinion as to the validity and enforceability of that party’s obligations under this Agreement in form and substance reasonably acceptable to the other party.	The date of this Agreement.
Party A and Party B
A list of the authorised signatories for a party and evidence satisfactory in form and substance to the other party of the authority of the authorised signatories of the party to execute this Agreement and any Confirmation on behalf of the party.

On the execution of this Agreement, and if requested by the other party, on the execution of any Confirmation but only if the evidence of the authority, incumbency and specimen signature of any person executing the Confirmation has changed from that previously delivered.

Cross Currency Swap	Class [*]

Party required to deliver document	Form/Document/Certificate	Date by which document to be delivered
Party B
A certified copy of the Security Trust Deed, Master Trust Deed, Series Notice and Note Trust Deed (including Conditions of Class A1 Notes).
For the purposes of this and the following clause a copy of a document is taken to be certified if a director or an Authorised Signatory of Party B, or a person authorised to execute this Agreement or a Confirmation on behalf of Party B or a solicitor acting for Party B has certified it to  be a true and complete copy of the document of which it purports to be a copy.
The date of this Agreement
Party B
(Without limiting any obligation Party B may have under the terms of the Security Trust Deed to  notify Party A of amendments) a certified copy of any document that amends in any way the terms of the Security Trust Deed.
Promptly after any such document is entered into.

Other than the legal opinions referred to above, all documents delivered under this Part 3(b) are covered by the representation in Section 3(d) of this Agreement.

Exhibit 10.6

Westpac Cross Currency Swap

Part 4:  Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Party A:

Address:	[*]
Attention:	[*]
Facsimile No:	[*]

Party B:

Address:	[*]
Attention:	[*]
Facsimile No:	[*]

And a copy to the Trust Manager to the address below.

Trust Manager:

Address:	[*]
Attention:	[*]
Facsimile No:	[*]

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:      Not applicable.

Party B appoints as its Process Agent:       Not applicable.

(c)	Offices. The provisions of Section 10(a) will not apply.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

(i)	Party A: Nil.

(ii)	Party B: The Security Trust Deed.

(g)	Credit Support Provider.

(i)	In relation to Party A: Nil.

(ii)	In relation to Party B: Nil.

(h)
Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New South Wales and Section 13(b)(i) is replaced by “submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them”.

Cross Currency Swap	Class [*]

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(j)
“Affiliate” will have the meaning specified in Section 14 of this Agreement.  The words “or Affiliates” are deleted where they appear in the first paragraph of Section 6(b)(ii).  However, for the purposes of Section 3(c) of this Agreement, each party is taken to have no Affiliates.

Exhibit 10.6

Westpac Cross Currency Swap

Part 5:  Other Provisions

(1)	Payments: In Section 2:

(i)	In Section 2(a)(i) add the following sentence:

“Each payment will be by way of exchange for the corresponding payment or payments payable by the other party”;

(ii)	In Section 2(a)(ii) insert immediately after the words “freely transferable funds” the following words:

“, free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement),”;

(iii)	Insert new paragraph (iv) in Section 2(a) immediately after Section 2(a)(iii) as follows:

“(iv)	Where:

(1)	payments are due pursuant to Section 2(a)(i) by Party A to Party B (the “Party A Payment”) and by Party B to Party A (the “Party B Payment") on the same day then Party A’s obligation to make the Party A Payment will be subject to the condition precedent (which will be an “applicable condition precedent” for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

(2)	the Party B Payment; or

(3)	confirmation from Party B’s bank that it holds irrevocable instructions to effect payment of the Party B Payment and that funds are available to make that payment,

except in the case of the Initial Exchanges in respect of the currency swap Transaction applicable to the Class [*] Notes, in which case Party A will waive this condition;”;

(iv)	Add the following new sentence to Section 2(b):

“Party B may, for example, reasonably object if the change of account would materially prejudice Class [*] Noteholders including, without limitation, any prejudice arising from any liability to deduct or withhold any Tax as a result of such a change of account.”;

(v)	Delete the word “if” at the beginning of Section 2(d)(i)(4) and insert the following words instead:

“if and only if X is Party A and”;

(vi)	In Section 2(d)(ii) insert the words “(if and only if Y is Party A)” after the word “then” at the beginning of the last paragraph;

Cross Currency Swap	Class [*]

(vii)	Add the following new Section 2(f):

(f)	Payment Instructions.

(i)
Party B authorises and instructs Party A to make payment of any amount due from Party A to Party B hereunder by paying that amount direct to the Principal Paying Agent to the account specified in writing by the Principal Paying Agent to Party A and to Party B.  On payment of any such amount by Party A to the Principal Paying Agent, Party A’s obligation shall be fully discharged in respect of that payment.

(ii)
Party A authorises and instructs Party B to make payment of any amount denominated in Australian dollars due from Party B to Party A to such account in Sydney as is specified by Party A from time to time.

(2)	Additional Representations: In Section 3 add the following immediately after paragraph (f):

“(g)
Non Assignment.  It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over (other than, in respect of Party B, the trusts created under the Master Trust Deed and the Series Notice) or given any charge over any of its rights under this Agreement or any Transaction (except in respect of Party B, for the security interest created under the Security Trust Deed).

(h)
Contracting as Principal.  Each existing Transaction has been entered into by Party A as principal and not otherwise and each existing Transaction has been entered into by Party B in its capacity as trustee of the Trust and not otherwise.

(i)	Absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction:

(A)
Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from the Trust Manager and such advisors as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that  Transaction.  It has not received from the other party any assurance or guarantee as to the expected results of that Transaction;

(B)
Evaluation and Understanding.  It is capable of evaluating and understanding (on its own behalf or through independent professional advice including advice from the Trust Manager), and understands and accepts the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the financial and other risks of that Transaction;

(C)	Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction;

Cross Currency Swap	Class [*]

(j)	Party B represents and warrants on a continuing basis:

(A)	Trust Validly Created. The Trust has been validly created and is in existence.

(B)	Sole Trustee. It has been validly appointed as trustee of the Trust and is presently the sole trustee of the Trust.

(C)	No Proceedings to Remove. No notice has been given to it and to its knowledge no resolution has been passed, and no direction or notice has been given, removing it as trustee of the Trust.

(D)	Power. It has power to enter into and perform its obligations under this Agreement and the Credit Support Document in its capacity as trustee of the Trust.

(E)
Good Title.  It is the owner in equity of the assets of the Trust and has power to mortgage or charge them in the manner provided in the Credit Support Document and subject only to the Credit Support Document and any Security Interest permitted under the Credit Support Document, those assets are free of all other  Security Interests.”

(3)	Additional Covenant: In Section 4 add a new paragraph as follows:

“(f)
Contracting as principal.  Party A will enter into all Transactions as principal and not otherwise and Party B will enter into all Transactions in its capacity as trustee of the Trust and not otherwise”.

(4)	Amendment to Section 6. In Section 6 make the following amendments:

(i)	Add a new Section 6(aa):

“(aa)            Restricted Termination Rights.

(I)	Termination by Party B: Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee.

(II)
Consultation regarding timing:  Each Party may only designate an Early Termination Date following prior consultation with the other Party as to the timing of the Early Termination Date.  Subject to its duties under the Master Trust Deed and the Series Notice, Party B may exercise any rights in its capacity as holder of the Purchased Receivables only on the instructions of the Note Trustee and only after consultation between Party A and the Note Trustee.

(III)
Party A’s limited rights in relation to Tax Event:  Notwithstanding Part 1(b)(iv) of this Schedule, Party A may designate an Early Termination Date if it is an Affected Party following a Tax Event but only if the Note Trustee is satisfied that the Noteholders will be paid in full all principal and interest outstanding on the Class [*] Notes.

(IV)
Illegality:  The parties agree that the imposition by any Government Agency (as defined in the Master Trust Deed) of an Australian jurisdiction of any exchange controls, restrictions or prohibitions will not constitute an Illegality for the purposes of Section 5(b)(i) and Party A will not be entitled to designate an Early Termination Date, and in those circumstances, payments by Party B in accordance with Section 2(f) will continue to be proper performance of its payment obligation and Party A’s obligations will be unaffected, to the extent of Party B’s payments under Section 2(f).

Cross Currency Swap	Class [*]

(V)
Transfer where Party B does not gross-up.  If any payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, Party B will endeavour to procure the substitution as principal obligor under this Agreement, in respect of each Affected Transaction of Party B by a party incorporated in another jurisdiction approved by Party A and the Note Trustee, and in respect of which a Rating Notification has been given by the Trust Manager.”

(ii)
In Section 6(b)(ii), add the words “so long as the transfer in respect of that Transaction would not lead to a rating downgrade of any rated debt of Party B that is secured under the Security Trust Deed” after the words “ceases to exist” at the end of the first paragraph.

(iii)
In Section 6(e), delete the sentence “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.” at the end of the first paragraph.

(5)	In Section 9, add the following new paragraphs:

“(h)
Further Assurances.  Each party shall, upon request by the other party (the “requesting party”) at the expense of the requesting party, perform all such acts and execute all such agreements, assurances and other documents and instruments as the requesting party reasonably requires and which are within the powers of that party to assure and confirm the rights and powers afforded, created or intended to be afforded or created, under or in relation to this Agreement and each Transaction or other dealing which occurs under or is contemplated by it and in respect of which a Rating Notification has been given by the Trust Manager.

(i)	Recorded Conversation. Each party:

(A)	consents to the recording of the telephone conversations of trading and marketing personnel of that party and its Affiliates in connection with this Agreement or any potential Transaction; and

(B)	agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(j)
ISDA Definitions:  This Agreement, each Confirmation and each Transaction are subject to the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (as amended and supplemented from time to time) (the “ISDA Definitions”), and will be governed in all respects by any provisions set forth in the ISDA Definitions, without regard to any amendments to the ISDA Definitions made after the date of this Agreement.  The ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation.

Cross Currency Swap	Class [*]

(k)	Inconsistency: In the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following descending order:

(i)	any Confirmation;

(ii)	this Schedule;

(iii)	the ISDA Definitions;

(iv)	the printed form of ISDA Master Agreement.”

(6)	(i)	Facsimile Transmissions: Replace Section 12(a)(iii) with:

“(iii)
if sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within 24 hours of the facsimile being sent that the facsimile was not received in its entirety in legible form.”;

(ii)	In Section 12(a), insert “and settlement instructions” after “Section 5 or 6” in line 2;

(iii)	Insert an additional Section 12(a)(vi):

“(vi)	if sent by ordinary mail, on the third (seventh, if posted to or from a place outside Australia) day after posting.”

(7)	Definitions:

(i)	In Section 14, add a new paragraph:

“Unless otherwise defined in this Agreement, terms defined in the Security Trust Deed (either expressly or by incorporation by reference) have the same meaning where used in this Agreement.”

(ii)	Insert the following definitions in Section 14.

"Approved Bank" means a Bank which has credit ratings which at the relevant time are not lower than:

(i)	long term – A (S&P) and A2 (Moody's); and

(ii)	short term – A-1 (S&P) and P-1 (Moody's).

"Rating Downgrade Event" means an event that causes the rating of the Class A1 Note to be downgraded or withdrawn.

"Rating Notification" in relation to an event or circumstance means that the Trust Manager has confirmed in writing to the Trustee that:

(i)	it has notified each Designated Rating Agency of the event or circumstance; and

(ii)	the Trust Manager is satisfied in good faith that the event or circumstance is unlikely to result in a Rating Downgrade Event.

Cross Currency Swap	Class [*]

“Security Trust Deed” means the Series [*] WST Trust Security Trust Deed dated on or about the date of this Agreement between Party B as chargor, [*] as security trustee, the Trust Manager and [*] as note trustee.

"S&P Counterparty Criteria" means the criteria for the rating of structured finance securities published by S&P dated December 6, 2010, entitled Counterparty And Supporting Obligations Methodology and Assumptions, as amended and supplemented by the update entitled Counterparty And Supporting Obligations Update dated January 13, 2011.

"Swap Collateral Account" means an account established by Party B with an Approved Bank.

(iii)	Swap Transaction. Any reference to a:

(a)	“Swap Transaction” in the 2000 ISDA Definitions is deemed to be a reference to a “Transaction” for the purpose of interpreting this Agreement or any Confirmation; and

(b)	”Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for the purpose of interpreting the 2000 ISDA Definitions.

(8)	Other Provisions

Insert the following Sections 15, 16, 17 and 18 after Section 14:

15.	Recourse

Party B enters into this Agreement in its capacity as Trustee of the Trust, and Clause 3.3(b) of the Series Notice applies to this Agreement as if set out in full.  Clause 16 of the Security Trust Deed shall apply to govern Party A’s priority to moneys received from the sale of Assets or other enforcement of the Charge under the Security Trust Deed.

This Section 15:

(i)	applies even though any other provision of this Agreement is not made subject to it; and

(ii)	overrides any other provision of this Agreement which is inconsistent with it.

16.	The Trust Manager

Party A acknowledges that the Trust Manager will, at the request of Party B, perform the day to day management of the Trust on the terms and conditions of the Master Trust Deed and Series Notice.  Unless expressly advised to the contrary in writing by Party B from time to time, any rights or obligations of Party B under this Agreement may be exercised or satisfied (as the case may be) by the Trust Manager on behalf of Party B and Party A is not obliged to enquire as to the authority of the Trust Manager to take such action on behalf of Party B.  Except where the context otherwise requires, references in this Agreement to a “party” to this Agreement are to Party A or Party B.

Cross Currency Swap	Class [*]

17.	Trust Deed

The parties acknowledge and agree that, for the purposes of the Master Trust Deed and Trust Documents, this Agreement is a “Hedge Agreement” and Party A is a “Swap Provider” and “Support Facility Provider”.

18.	Replacement Currency Swap

(a)
If this Agreement is terminated, Party B may enter into one or more currency swaps which replace the Transactions under this Agreement (collectively a “Replacement Currency Swap”) but only on the condition that the Settlement Amount payable (if any) by Party B to Party A upon termination of this Agreement will be paid in full when due in accordance with the Series Notice and this Agreement, and in respect of which a Rating Notification has been given by the Trust Manager.

(b)
If the condition in Section 18(a) is satisfied, Party B may enter into the Replacement Currency Swap and if it does so it must direct the Replacement Currency Swap provider to pay any upfront premium to enter into the Replacement Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B’s obligation to pay the Settlement Amount to Party A as referred to in Section 18(a), and to the extent that such premium is not greater than or equal to the Settlement Amount, the balance may be satisfied by Party B as a Trust Expense (as defined in the Series Notice).

(c)
The obligations of Party B (and the rights of Party A) under this Section 18 constitute separate and independent obligations of Party B (and rights of Party A) and shall survive the termination of this Agreement.

(d)
If a Settlement Amount is payable by Party A to Party B upon termination of this Agreement, Party B may direct Party A to pay all or part of that amount (but not any greater amount) to the extent required to the Replacement Currency Swap provider in satisfaction of and to the extent of Party B’s obligation to pay any upfront premium to the Replacement Currency Swap provider to enter into the Replacement Currency Swap.

19.	Compliance with Regulation AB

Party A acknowledges and agrees that to the extent it agrees with the Trust Manager that Party A is "participating in the servicing function" in relation to the Trust within the meaning of Item 1122 of Regulation AB, clause 19.4 of the Series Notice will apply to this Agreement as if references to "the Servicing Function Participant" in those clauses were references to the Party A and the definition of "Subcontractor" in clause 3.1 of the Series Notice will be construed accordingly.

(9)	Ratings Downgrade

(a)	In this Part 5(9), the following additional definitions have the following meanings:

Collateral Agreement has the meaning given to it in Part 5(9)(b)(i).

Cross Currency Swap	Class [*]

Eligible Guarantee means an unconditional and irrevocable guarantee in respect of all of Party A's or, as the case may be, the Eligible Replacement's present and future obligations under this Agreement that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where:

(A)
a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been disclosed to Moody's;

(B)
such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required; or

(C)
in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

Eligible Replacement means an entity that could lawfully perform the obligations owing to Party B under this Agreement or its replacement (as applicable):

(a)	with a rating not less than the Minimum S&P Without Collateral Credit Rating and the First Moody's Trigger Required Ratings; or

(b)
whose present and future obligations owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Minimum S&P Without Collateral Credit Rating and the First Moody's Trigger Required Ratings.

Firm Offer means an offer which, when made, was capable of becoming legally binding upon acceptance.

The First Moody's Rating Trigger Requirements shall apply so long as no Relevant Entity has the First Moody's Trigger Required Rating.

An entity shall have the First Moody's Trigger Required Ratings where such entity:

(A)	is the subject of a Moody's Short-term Rating, if such rating is Prime-1 and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated A2 or above by Moody's; and

(B)	is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated A1 or above by Moody's.

Cross Currency Swap	Class [*]

Initial Lodgment Period means a period of 10 Business Days following Party A ceasing to have the relevant Minimum S&P Without Collateral Credit Rating or the relevant Minimum S&P With Collateral Credit Rating (as the case may be).

Initial Remedy Period means a period of 60 days following Party A ceasing to have the relevant Minimum S&P With Collateral Credit Rating.

Minimum S&P With Collateral Credit Rating means:

(a)	during the S&P AAA Rating Period, the S&P AA+ Rating Period or the S&P AA Rating Period, a long term credit rating by S&P of BBB+ (or above); or

(b)	during the S&P AA- Rating Period, a long term credit rating by S&P of BBB (or above).

Minimum S&P Without Collateral Credit Rating means:

(a)	during the S&P AAA Rating Period or the S&P AA+ Rating Period:

(i)	if Party A has a short term credit rating by S&P, a short term credit rating by S&P of A-1 (or above) and a long term credit rating by S&P of A (or above); or

(ii)	if Party A does not have a short term credit rating by S&P, a long term credit rating by S&P of A+ (or above); or

(b)	during the S&P AA Rating Period or the S&P AA- Rating Period:

(i)	if Party A has a short term credit rating by S&P, a short term credit rating by S&P of A-2 (or above) and a long term credit rating by S&P of A- (or above); or

(ii)	if Party A does not have a short term credit rating by S&P, a long term credit rating of A (or above).

Moody's Short-term Rating means a rating assigned by Moody's under its short-term rating scale in respect of an entity's short-term, unsecured and unsubordinated debt obligations.

Relevant Entities means Party A and any guarantor (each a Relevant Entity)  under an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement.

Relevant Transaction means a Transaction which is described in its Confirmation as a "Currency Swap".

Replacement Transaction has the meaning given to it in Part 5(9)(j)(ii)(B).

S&P AA Rating Period means any period when any of the Class A1 Notes are the subject of a long term rating by S&P of:

(a)	AA; or

(b)	less than AA by reason of a downgrade of Party A that would otherwise give rise to an obligation under Part 5(9).

S&P AA+ Rating Period means any period when any of the Class A1 Notes are the subject of a long term rating by S&P of:

Cross Currency Swap	Class [*]

(a)	AA+; or

(b)	less than AA+ by reason of a downgrade of Party A that would otherwise give rise to an obligation under Part 5(9).

S&P AA- Rating Period means any period when any of the Class A1 Notes are the subject of a long term rating by S&P of:

(a)	AA-; or

(b)	less than AA- by reason of a downgrade of Party A that would otherwise give rise to an obligation under Part 5(9).

S&P AAA Rating Period means any period when any of the Class A1 Notes are the subject of a long term rating by S&P of:

(a)	A AA; or

(b)	less than AAA by reason of a downgrade of Party A that would otherwise give rise to an obligation under Part 5(9).

The Second Moody's Rating Trigger Requirements shall apply so long as no Relevant Entity has the Second Moody's Trigger Required Ratings.

An entity shall have the Second Moody's Trigger Required Ratings where such entity:

(A)	is the subject of a Moody's Short-term Rating, if such rating is Prime-2 or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated A3 or above by Moody's; and

(B)	is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated A3 or above by Moody's.

(b)
If, at any time during any S&P AAA Rating Period, S&P AA+ Rating Period, S&P AA Rating Period or S&P AA- Rating Period, as a result of the withdrawal or downgrade of Party A's credit rating by S&P, Party A does not have the relevant Minimum S&P Without Collateral Credit Rating but does have the Minimum S&P With Collateral Credit Rating, Party A shall, at its cost, within the Initial Lodgment Period either:

(i)
lodge an amount, or additional amount, as applicable, into the Swap Collateral Account such that the amount standing to the credit of the Swap Collateral Account is not less than the Credit Support Amount in relation to S&P (as defined in the 1995 ISDA Credit Support Annex (Bilateral Form – Transfer) that relates to this Agreement) (“Collateral Agreement”); or

(ii)
before the expiry of the Initial Lodgment Period provide written plans to S&P for the posting by Party A to the Swap Collateral Account of an amount or additional amount referred to in sub-paragraph (i). If such written plans are in form and substance acceptable to S&P, Party A shall lodge such amount specified under sub-paragraph (i) above in accordance with such written plans (in any case no later than 10 Business Days after the expiry of the Initial Lodgment Period).

Cross Currency Swap	Class [*]

(c)
If, at any time during any S&P AAA Rating Period, S&P AA+ Rating Period, S&P AA Rating Period or S&P AA- Rating Period, as a result of the withdrawal or downgrade of Party A's credit rating by S&P, Party A does not have the relevant Minimum S&P With Collateral Credit Rating, Party A shall, at its cost:

(i)	to the extent it has not already done so under Part 5(9)(b), lodge an amount into the Swap Collateral Account in accordance with Part 5(9)(b); and

(ii)	either:

(A)	procure that within the Initial Remedy Period:

(1)	Party A has novated all its rights and obligations under this Agreement to an Eligible Replacement; or

(2)	a guarantor with the Minimum S&P Without Collateral Credit Rating has issued an Eligible Guarantee; or

(B)
before the expiry of the Initial Remedy Period provide written plans to S&P on its remedial actions (which may include draft documentation or letter of intent from an Eligible Replacement as to novation or the issue of an Eligible Guarantee). If such written plans are in form and substance acceptable to S&P, Party A shall undertake the relevant action specified under sub-paragraph (A) in accordance with such written plans (in any case no later than 30 days after the expiry of the Initial Remedy Period).

(d)
If, at any time, the First Moody's Rating Trigger Requirements or the Second Moody's Rating Trigger Requirements (as the case may be) apply, Party A shall (at its own cost) within 30 Business Days following the First Moody's Rating Trigger Requirements, or (subject to Part 5(9)(l)) the Second Moody's Rating Trigger Requirements, commencing to apply:

(i)
lodge an amount, or additional amount, as applicable, into the Swap Collateral Account such that the amount standing to the credit of the Swap Collateral Account is not less than the Credit Support Amount in relation to Moody's (as defined in the Collateral Agreement); or

(ii)	either:

(A)	novate all its rights and obligations under this Agreement to an Eligible Replacement; or

(B)	arrange for the provision of an Eligible Guarantee by a guarantor with the Second Moody's Trigger Required Ratings.

(e)
Where Party A procures an Eligible Replacement in accordance with Part 5(9)(c)(ii)(A)(1) or Part 5(9)(d)(ii)(A), each party to this Agreement shall, at the cost of Party A, do all things necessary to novate the relevant obligations to the Eligible Replacement.

Cross Currency Swap	Class [*]

(f)	If, at any time:

(i)	Party A is assigned a long term credit rating by S&P at least equal to the relevant Minimum S&P Without Collateral Credit Rating and Party A has the First Moody's Trigger Required Ratings; or

(ii)	Party A's obligations under this Agreement are novated to a replacement counterparty in accordance with Part 5(9)(c)(ii)(A)(1) or Part 5(9)(d)(ii)(A) above; or

(iii)	a guarantor provides an Eligible Guarantee in accordance with Part 5(9)(c)(ii)(A)(2) or Part 5(9)(d)(ii)(B) above; or

(iv)	during any period:

(A)	which is not during any S&P AAA Rating Period, S&P AA+ Rating Period, S&P AA Rating Period or S&P AA- Rating Period; and

(B)	in which none of the Class A1 Notes is rated by Moody's,

Party B agrees to repay (and the Trust Manager agrees to direct Party B to repay) to Party A the amount then credited to the Swap Collateral Account together with any accrued interest which has not been paid to Party A or deposited in the Swap Collateral Account.

(g)
All interest on the Swap Collateral Account will accrue and be payable monthly to Party A.  However, if at any time the balance of the money credited to the Swap Collateral Account is less than the amount of collateral Party A is required to maintain at that time in accordance with Part 5(9)(b)(i), Part 5(9)(c)(i) or Part 5(9)(d)(i) above, all or part of any interest paid at any such time, up to an amount equal to the shortfall in the amount of the collateral, must be deposited directly into the Swap Collateral Account and must not be paid to Party A.

(h)	Party B may make withdrawals from the Swap Collateral Account only for the purpose of:

(i)	novating obligations under this Agreement in accordance with Part 5(9)(c)(ii)(A)(1) or Part 5(9)(d)(ii)(A) above;

(ii)	refunding to Party A the amount of any reduction in the Credit Support Amount, from time to time and providing that the Trust Manager has given a Rating Notification in respect of such refund;

(iii)	withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

(iv)	paying any applicable bank account taxes or equivalent payable in respect of the Swap Collateral Account; or

(v)	funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment..

(i)	Party A’s obligations under this Part 5(9) shall terminate upon the termination or novation of this Agreement in accordance with this Agreement.

(j)	Additional Termination Events

Cross Currency Swap	Class [*]

(i)	Each of the following shall constitute an Additional Termination Event with Party A as the sole Affected Party:

(A)	Party A has failed to comply with or perform any obligation to be complied with or performed by Party A under:

(1)	Part 5(9)(b), Part 5(9)(c) or Part 5(9)(m); or

(2)
Part 5(9)(d) and either (1) the Second Moody's Rating Trigger Requirements do not apply or (2) less than 30 Local Business Days have elapsed since the last time the Second Moody's Rating Trigger Requirements did not apply; or

(B)
(1) The Second Moody's Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Moody's Rating Trigger Requirements did not apply and (2) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation and which remains capable of becoming legally binding upon acceptance.

(ii)	For the purposes of each of the Additional Termination Events specified in this paragraph (j), Market Quotation means, with respect to one or more Terminated Transactions, a Firm Offer which is:

(A)	made by a Reference Market-maker that is an Eligible Replacement;

(B)
for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under this Agreement in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date;

(C)
made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included; and

(D)
made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B. In determining whether or not a Firm Offer satisfies this sub-paragraph (D), Party B (acting on the direction of the Trust Manager) shall act in a commercially reasonable manner.

Cross Currency Swap	Class [*]

(k)	The provision of collateral by Party A under this Part 5(9) is not intended to create a charge.

(l)
Where the Second Moody's Rating Trigger Requirements apply, and Party A elects to take the action referred to in Part 5(9)(d)(i) above, Party A must also take one of the actions referred to in Part 5(9)(d)(ii) as soon as is reasonably practicable using commercially reasonable efforts to do so following the relevant withdrawal or downgrade of Party A's rating.

(m)	If Party A has lodged collateral pursuant to Part 5(9)(b) above, it shall, for so long as Party A is required to lodge such collateral, obtain and provide S&P and the Trust Manager with:

(i)
no less frequently than semi-annually, a Market Quotation in relation to each Relevant Transaction (assuming that Relevant Transaction to be a Terminated Transaction) from an independent Eligible Replacement (as Reference Market Maker); and

(ii)
no less frequently than required in order to comply with the S&P Counterparty Criteria so as not affect the credit rating of any Notes rated by S&P, a Market Quotation in relation to each Relevant Transaction (assuming that Relevant Transaction to be a Terminated Transaction) which may be provided by Party A (as Reference Market Maker) using such pricing services or internal pricing models as are from time to time consistent with the S&P Counterparty Criteria.

(10)	Transfer

Notwithstanding the provisions of Section 7, Party A may transfer all its rights, powers and privileges and all its unperformed and future obligations under this Agreement and each Transaction to any of its Affiliates (in this Part 5(10), the “Transferee”) by delivering to Party B and the Trust Manager a notice expressed to be given under this provision signed by both Party A and the Transferee.  Upon delivery of those documents to Party B:

(a)	(Party A’s rights terminate): Party A's rights, powers, privileges and obligations under this Agreement and each Transaction terminate;

(b)
(Transfer and Assumption):  Party A will be taken to have transferred its rights powers and privileges under this Agreement and each Transaction to the Transferee and the Transferee will be taken to have assumed obligations equivalent to those Party A had under this Agreement and each Transaction;

(c)	(Release): Party B will be taken to have released Party A from all its unperformed and future obligations under this Agreement and each Transaction; and

(d)	(Documents): this Agreement and the Confirmation relating to each Transaction shall be construed as if the Transferee was a party to it in place of Party A.

A Transferee may utilise this provision as Party A.  A transfer under this Part 5(10) will be of no force or effect until a Rating Notification has been given by the Trust Manager.